Exhibit 99.1

Designer Brands Inc. Reports Third Quarter 2022 Financial Results
Comparable sales up 3.0% on top of comparable sales of 40.8% for the third quarter of 2021
Net sales from our Owned Brands increased 25.0% over the same period last year
In November 2022, received $120.3 million in tax refund reducing debt and increasing liquidity

COLUMBUS, Ohio, December 1, 2022 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, announced financial results for the three months ended October 29, 2022.

Roger Rawlins, Chief Executive Officer, stated, "We continued to make meaningful progress on our long-term brand building strategy while also delivering solid comparable sales across every segment of our business. Sales of Owned Brands represented 26.5% of total net sales in the third quarter of 2022 compared to 21.5% for the same period last year. The strategic shifts we have made in our business over the past several years are driving a sustainably higher gross margin rate than 2019 as we have a more targeted focus on customer acquisition, optimizing our assortment, and growing the brands we own and control.

"While we are seeing many of the same pressures across the consumer landscape that most retailers are seeing, our flexible business model continues to support our efforts to navigate a dynamic macro environment. We are focused on meeting our customers' footwear needs while we balance inventory and expenses in order to continue growing market share in this volatile environment."

Third Quarter Operating Results (all comparisons are to the third quarter of 2021)
•Net sales increased 1.4% to $865.0 million.
•Comparable sales increased 3.0%.
•Gross profit decreased to $285.8 million versus $313.6 million last year, and gross margin as a percentage of net sales was 33.0% as compared to 36.7% last year.

•Reported net income was $45.2 million, or diluted earnings per share ("EPS") of $0.65.
•Adjusted net income was $46.1 million, or adjusted diluted EPS of $0.67.

Liquidity Highlights
•Cash and cash equivalents totaled $62.5 million at the end of the third quarter of 2022 compared to $83.1 million at the end of the same period last year, with $130.9 million remaining available for borrowings under our senior secured asset-based revolving credit facility. Debt totaled $415.5 million at the end of the third quarter of 2022 compared to $227.9 million at the end of the same period last year. In November 2022, we received $120.3 million of our income tax receivable from the Internal Revenue Service as a result of the Coronavirus Aid, Relief, and Economic Security Act. We anticipate receiving the remaining income tax receivable within the next twelve months.
•The Company ended the quarter with more normalized inventory levels of $681.8 million compared to $602.1 million at the same period last year with accelerated receipts to support fall season demand.

Return to Shareholders
•During the third quarter of 2022, Designer Brands repurchased 1.3 million Class A common shares (2.0% of Class A and Class B common shares at the beginning of the quarter) at an aggregate cost of $19.1 million under its share repurchase program.
•During the nine months ended October 29, 2022, we repurchased 10.7 million Class A common shares (14.6% of Class A and Class B common shares at the beginning of the fiscal year) at an aggregate cost of $147.5 million, with $187.4 million of Class A common shares that remain authorized under the program as of October 29, 2022.
• A dividend of $0.05 per share of Class A and Class B common shares will be paid on December 28, 2022 to shareholders of record at the close of business on December 13, 2022.

Store Openings and Closings
During the third quarter of 2022, we opened 1 new store and closed 3 stores in the U.S. with no changes to the store count in Canada, resulting in a total of 504 U.S. stores and 138 Canadian stores as of October 29, 2022.

Updated 2022 Financial Outlook
The Company is updating the following guidance for the full year 2022:

Metric	Previous Guidance	Current Guidance
Designer Brands Comparable Sales Growth	Mid-single digits	Mid-single digits
Diluted EPS	$2.05 - $2.15	$1.75 - $1.80

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 8112374 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://app.webinar.net/95ZvEx7rpAl

For those unable to listen to the live webcast, an archived version will be available via the same website address until December 15,2022. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 5000482

About Designer Brands
Designer Brands is one of the world’s largest designers, producers and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry by inspiring self-expression across every facet of its enterprise. Through its portfolio of world-class owned brands, led by the industry-setting Vince Camuto brand, Designer Brands delivers on-trend footwear and accessories through its robust direct-to-consumer omni-channel infrastructure, featuring a billion-dollar digital commerce business and nearly 650 stores across the U.S. and Canada. Its retailing operations under the DSW Designer Shoe Warehouse and The Shoe Company banners deliver current, in-line footwear and accessories from most of the largest national brands in the industry and hold leading market share positions in key product categories across Women’s, Men’s and Kid’s in the U.S. and Canada. Designer Brands also distributes its owned brands through select wholesale relationships while leveraging its design and sourcing expertise to build private label product for national retailers. Designer Brands is also committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting our global community and the health of our planet through donating more than six million pairs of shoes to the global non-profit Soles4Souls. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainties related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; risks that recent inflationary pressures, including higher freight costs, could have on our results of operations and customer demand based on pricing actions and operating measures taken to mitigate the impact of inflation; uncertain general economic conditions, including inflation and supply chain pressures, domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict, and the related impacts to consumer discretionary spending; our ability to execute on our long-term strategic plans; our ability to anticipate and respond to fashion trends, consumer preferences, and changing customer expectations; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and fulfillment center and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information systems; our ability to protect our reputation and to maintain the brands we license; our competitiveness with respect to style, price, brand availability, and customer service; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, and compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and in our other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	October 29, 2022		October 30, 2021		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$706,391	78.8%	$709,608	79.9%	$(3,217)	(0.5)%
Canada Retail	82,289	9.2%	74,792	8.4%	7,497	10.0%
Brand Portfolio	107,458	12.0%	103,919	11.7%	3,539	3.4%
Total segment net sales	896,138	100.0%	888,319	100.0%	7,819	0.9%
Elimination of intersegment net sales	(31,118)		(34,852)		3,734	(10.7)%
Consolidated net sales	$865,020		$853,467		$11,553	1.4%

	Nine months ended
(dollars in thousands)	October 29, 2022		October 30, 2021		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$2,143,199	81.5%	$2,053,359	84.2%	$89,840	4.4%
Canada Retail	216,888	8.2%	172,981	7.1%	43,907	25.4%
Brand Portfolio	271,265	10.3%	211,875	8.7%	59,390	28.0%
Total segment net sales	2,631,352	100.0%	2,438,215	100.0%	193,137	7.9%
Elimination of intersegment net sales	(76,470)		(64,258)		(12,212)	19.0%
Consolidated net sales	$2,554,882		$2,373,957		$180,925	7.6%

Net Sales by Brand Category
(in thousands)	U.S. Retail	Canada Retail	Brand Portfolio	Eliminations	Consolidated
Three months ended October 29, 2022
Owned Brands:(1)
Direct-to-consumer	$153,311	$—	$9,810	$—	$163,121
External customer wholesale and commission income	—	—	66,530	—	66,530
Intersegment wholesale and commission income	—	—	31,118	(31,118)	—
Total Owned Brands	153,311	—	107,458	(31,118)	229,651
National brands	553,080	—	—	—	553,080
Canada Retail(2)	—	82,289	—	—	82,289
Total net sales	$706,391	$82,289	$107,458	$(31,118)	$865,020
Three months ended October 30, 2021
Owned Brands:(1)
Direct-to-consumer	$114,702	$—	$7,726	$—	$122,428
External customer wholesale and commission income	—	—	61,341	—	61,341
Intersegment wholesale and commission income	—	—	34,852	(34,852)	—
Total Owned Brands	114,702	—	103,919	(34,852)	183,769
National brands	594,906	—	—	—	594,906
Canada Retail(2)	—	74,792	—	—	74,792
Total net sales	$709,608	$74,792	$103,919	$(34,852)	$853,467
Nine months ended October 29, 2022
Owned Brands:(1)
Direct-to-consumer	$440,343	$—	$24,130	$—	$464,473
External customer wholesale and commission income	—	—	170,665	—	170,665
Intersegment wholesale and commission income	—	—	76,470	(76,470)	—
Total Owned Brands	440,343	—	271,265	(76,470)	635,138
National brands	1,702,856	—	—	—	1,702,856
Canada Retail(2)	—	216,888	—	—	216,888
Total net sales	$2,143,199	$216,888	$271,265	$(76,470)	$2,554,882
Nine months ended October 30, 2021
Owned Brands:(1)
Direct-to-consumer	$300,120	$—	$18,616	$—	$318,736
External customer wholesale and commission income	—	—	129,001	—	129,001
Intersegment wholesale and commission income	—	—	64,258	(64,258)	—
Total Owned Brands	300,120	—	211,875	(64,258)	447,737
National brands	1,753,239	—	—	—	1,753,239
Canada Retail(2)	—	172,981	—	—	172,981
Total net sales	$2,053,359	$172,981	$211,875	$(64,258)	$2,373,957

(1)     Owned Brands refers to those brands we have rights to sell through ownership or license arrangements.
(2)    We currently do not report the Canada Retail segment net sales by brand categories.

Comparable Sales
	Three months ended		Nine months ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Change in comparable sales:
U.S. Retail segment	1.1%	43.9%	5.5%	62.6%
Canada Retail segment	18.8%	15.2%	33.5%	13.7%
Brand Portfolio segment - direct-to-consumer channel	27.0%	50.4%	29.6%	22.8%
Total	3.0%	40.8%	7.8%	57.4%

Store Count
(square footage in thousands)	October 29, 2022		October 30, 2021
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	504	10,188	515	10,457
Canada Retail segment:
The Shoe Company stores	113	596	117	617
DSW stores	25	496	27	536
	138	1,092	144	1,153
Total number of stores	642	11,280	659	11,610

Gross Profit
	Three months ended
(dollars in thousands)	October 29, 2022		October 30, 2021		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$232,058	32.9%	$258,059	36.4%	$(26,001)	(10.1)%	(350)
Canada Retail	31,298	38.0%	28,588	38.2%	2,710	9.5%	(20)
Brand Portfolio	23,839	22.2%	32,329	31.1%	(8,490)	(26.3)%	(890)
Total segment gross profit	287,195	32.0%	318,976	35.9%	(31,781)	(10.0)%	(390)
Net recognition of intersegment gross profit	(1,376)		(5,359)		3,983
Consolidated gross profit	$285,819	33.0%	$313,617	36.7%	$(27,798)	(8.9)%	(370)

	Nine months ended
(dollars in thousands)	October 29, 2022		October 30, 2021		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$716,268	33.4%	$708,065	34.5%	$8,203	1.2%	(110)
Canada Retail	81,145	37.4%	58,191	33.6%	22,954	39.4%	380
Brand Portfolio	59,975	22.1%	52,788	24.9%	7,187	13.6%	(280)
Total segment gross profit	857,388	32.6%	819,044	33.6%	38,344	4.7%	(100)
Net recognition of intersegment gross profit	(154)		(4,635)		4,481
Consolidated gross profit	$857,234	33.6%	$814,409	34.3%	$42,825	5.3%	(70)

Intersegment Eliminations
	Three months ended
(in thousands)	October 29, 2022	October 30, 2021
Recognition (elimination) of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(31,118)	$(34,852)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	21,426	22,950
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	8,316	6,543
	$(1,376)	$(5,359)

	Nine months ended
(in thousands)	October 29, 2022	October 30, 2021
Recognition (elimination) of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(76,470)	$(64,258)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	52,149	43,592
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	24,167	16,031
	$(154)	$(4,635)

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net sales	$865,020	$853,467	$2,554,882	$2,373,957
Cost of sales	(579,201)	(539,850)	(1,697,648)	(1,559,548)
Gross profit	285,819	313,617	857,234	814,409
Operating expenses	(222,232)	(211,909)	(674,348)	(637,108)
Income from equity investments	2,290	2,600	6,670	6,598
Impairment charges	(1,349)	—	(4,237)	(1,174)
Operating profit	64,528	104,308	185,319	182,725
Interest expense, net	(4,826)	(7,706)	(10,530)	(24,592)
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	(12,862)	—
Non-operating income (expenses), net	(152)	172	(109)	734
Income before income taxes	59,550	96,774	161,818	158,867
Income tax provision	(14,379)	(16,590)	(44,252)	(18,797)
Net income	$45,171	$80,184	$117,566	$140,070
Diluted earnings per share	$0.65	$1.04	$1.60	$1.81
Weighted average diluted shares	69,140	77,135	73,287	77,216

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	October 29, 2022	January 29, 2022	October 30, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$62,507	$72,691	$83,069
Receivables, net	228,746	199,826	231,391
Inventories	681,843	586,429	602,101
Prepaid expenses and other current assets	53,950	55,270	53,756
Total current assets	1,027,046	914,216	970,317
Property and equipment, net	233,515	256,786	263,581
Operating lease assets	691,032	647,221	664,646
Goodwill	93,655	93,655	93,655
Intangible assets, net	19,273	15,527	16,005
Equity investments	64,246	55,578	56,623
Other assets	42,611	31,651	29,117
Total assets	$2,171,378	$2,014,634	$2,093,944
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$315,996	$340,877	$401,280
Accrued expenses	213,905	215,812	211,017
Current maturities of long-term debt	—	—	62,500
Current operating lease liabilities	187,619	202,228	206,065
Total current liabilities	717,520	758,917	880,862
Long-term debt	415,467	225,536	165,422
Non-current operating lease liabilities	628,820	593,429	622,273
Other non-current liabilities	26,059	24,356	31,726
Total shareholders' equity	383,512	412,396	393,661
Total liabilities and shareholders' equity	$2,171,378	$2,014,634	$2,093,944

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Operating expenses	$(222,232)	$(211,909)	$(674,348)	$(637,108)
Non-GAAP adjustments:
Restructuring and termination costs	850	—	2,456	2,836
Target acquisition costs (credits)	400	(2,107)	400	3,226
Adjusted operating expenses	$(220,982)	$(214,016)	$(671,492)	$(631,046)
Operating profit	$64,528	$104,308	$185,319	$182,725
Non-GAAP adjustments:
Restructuring and termination costs	850	—	2,456	2,836
Target acquisition costs (credits)	400	(2,107)	400	3,226
Impairment charges	1,349	—	4,237	1,174
Total non-GAAP adjustments	2,599	(2,107)	7,093	7,236
Adjusted operating profit	$67,127	$102,201	$192,412	$189,961
Net income	$45,171	$80,184	$117,566	$140,070
Non-GAAP adjustments:
Restructuring and termination costs	850	—	2,456	2,836
Target acquisition costs (credits)	400	(2,107)	400	3,226
Impairment charges	1,349	—	4,237	1,174
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	12,862	—
Foreign currency transaction losses (gains)	152	(172)	109	(734)
Total non-GAAP adjustments before tax effect	2,751	(2,279)	20,064	6,502
Tax effect of non-GAAP adjustments	(711)	560	(5,085)	(1,619)
Valuation allowance change on deferred tax assets	(1,070)	(11,873)	(3,565)	(25,450)
Total adjustments, after tax	970	(13,592)	11,414	(20,567)
Adjusted net income	$46,141	$66,592	$128,980	$119,503
Diluted earnings per share	$0.65	$1.04	$1.60	$1.81
Adjusted diluted earnings per share	$0.67	$0.86	$1.76	$1.55

Non-GAAP Measures
To supplement amounts presented in our unaudited condensed consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. These measures adjust for the effects of: (1) restructuring and termination costs; (2) target acquisition costs (credits); (3) impairment charges; (4) loss on extinguishment of debt and write-off of debt issuance costs; (5) foreign currency transaction losses (gains); (6) the net tax effect of such items; and (7) the change in the valuation allowance on deferred tax assets. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

Comparable Sales Performance Metric
We consider the change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important indicator of the performance of our retail and direct-to-consumer businesses. We include in our comparable sales metric stores in operation for at least 14 months at the beginning of the fiscal year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include stores temporarily closed as a result of the COVID-19 pandemic as management continues to believe that this metric is meaningful to monitor our performance. Comparable sales also include e-commerce sales. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales for the Brand

Portfolio segment include the direct-to-consumer e-commerce site www.vincecamuto.com. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com